Exhibit 10.1

Fourth Amendment (“AMENDMENT”) to

Portal and Advertising Services Agreement

This Fourth Amendment is entered into and effective as of July 10, 2017 (the “Amendment Effective Date”), by and between AT&T Services, Inc., for and on behalf of its operating Affiliates, and Synacor, Inc., and hereby amends the Portal and Advertising Services Agreement, as amended (the “Portal Agreement”), between them which has an effective date of May 1, 2016, as set forth below. Capitalized terms used, but not defined in this Amendment shall have the meanings ascribed to them in the Portal Agreement.

WHEREAS, AT&T has requested that Synacor develop a personalized portal to replace its legacy portal my.yahoo.com (the “Personalized Portal”) pursuant to that certain Statement of Work #1 entered into by and between the Parties, dated July 10, 2017 (the “SOW”);

WHEREAS, the terms of the SOW address the Custom Portal Services required to develop and implement the Personalized Portal into AT&T’s production environment, and the Parties desire to amend the Portal Agreement to clarify that once the Personalized Portal is accepted by AT&T and placed into production, the Personalized Portal will be considered part of the Portal and covered by the ongoing Portal Services; and

WHEREAS, the Parties desire to set forth in this Amendment certain terms and conditions with regard to the incorporation of the Personalized Portal into the Portal Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Personalized Portal.

(a)

Once the Personalized Portal is fully implemented into AT&T’s production environment and Accepted by AT&T and all legacy my.yahoo.com users are migrated to the Personalized Portal (i) the Personalized Portal shall be considered part of the Portal (as that term is defined in the Portal Agreement); (ii) subject to Section 2.2.8 of the SOW regarding ongoing software development, all further ongoing operations and maintenance tasks, whether pre-launch or post-launch of the Personalized Portal (e.g., infrastructure, hosting, ad operations, monitoring, trouble diagnosis and resolution, etc.) will be done as part of the ongoing Portal Services described in the Portal Agreement and performed by the existing Portal Teams; and (iii) all terms and conditions of the Portal Agreement that apply to the Portal (e.g., warranties, indemnities, limitations on liability, search services, revenue shares, financial terms and conditions, and service level commitment, etc.) will apply in the same manner to the Personalized Portal unless expressly provided or amended in this Amendment.

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(b)

The Personalized Portal will be a destination within, and will be considered a part of the Portal (that is, a subdomain of att.net). As such, the Personalized Portal will be hosted within the same data center(s) as the Portal.

(c)

For clarity, the Service Levels set forth in Exhibit 20 (Service Levels) to the Portal Agreement shall be deemed to apply to the Home Page of the Personalized Portal in the same manner that they apply to the Portal and its Home Page.

(d)

The warranty provided by Synacor in Section 18.2(b) of the Portal Agreement shall be expanded to include the Personalized Portal, and Synacor hereby warrants that beginning on the date the Personalized Portal is successfully implemented into AT&T’s production environment and Accepted by AT&T and continuing for the duration of the Term of the Portal Agreement, the Personalized Portal shall comply with the Specifications (as defined in the SOW), except to the extent AT&T has requested or the Parties mutually have agreed upon changes to the Specifications.

(e)

The Parties acknowledge and agree that Exhibit 15 (Minimum Revenue Guarantee Requirements) and Exhibit 31 (Minimum Business Model Requirements) of the Portal Agreement do not apply to the Personalized Portal.

2.	Miscellaneous.

(a)

Except as set forth in this Amendment all other terms of the Portal Agreement remain unchanged. In the event of a conflict between the terms of this Amendment and the terms of the Portal Agreement, the terms of this Amendment shall control.

(b)

Unless expressly provided otherwise herein: (i) all rights and remedies granted to each Party under this Amendment or the Portal Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies otherwise available to such Party in this Amendment or the Portal Agreement, at law or in equity; and (ii) termination or expiration of this Amendment or the Portal Agreement shall not limit either Party from pursuing any other remedies available to it, including injunctive relief, in connection with any of its rights accrued or otherwise existing up to the date of such termination or expiration.

(c)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on following page]

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IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers or representatives as of the Amendment Effective Date.

SYNACOR, INC.

By:	/s/ Himesh Bhise

Name:	Himesh Bhise

Title:	Chief Executive Officer

Date:	July 10, 2017

AT&T SERVICES, INC.
(for and on behalf of its operating Affiliates)

By:	/s/ Benjamin Carroll

Name:	Benjamin Carroll

Title:	AVP

Date:	July 10, 2017

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